Exhibit 10.34
FOURTH AMENDMENT
OF
BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated Effective as of June 1, 1992)
     WHEREAS, Voyager Learning Company (the “company”) maintains the Bell & Howell Company Supplemental Retirement Plan, as amended and restated effective as of June 1, 1992 (the “plan”); and
     WHEREAS, the plan has been amended previously and further amendment of the plan now is considered desirable;
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 9 of the plan, and pursuant to the authority delegated to the undersigned officer of the company by the Board of Directors of the company, the plan, as previously amended, be and is further amended by adding the following new Supplements to the plan, effective November 5, 2008:
“SUPPLEMENT A
To
BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
Lump Sum Distribution Elections by Participants During 2008.
     During 2008, all participants covered by the plan will be permitted to elect to receive lump sum distributions of their benefits, but only with respect to the benefits payable to them after December 31, 2008. Such elections shall not result in any change the benefits payable to participants during 2008. For each participant who elects a lump sum distribution during 2008, if the participant’s election is accepted by the company, lump sum distributions will be payable on or about January 31, 2009.
     The amount of each participant’s lump sum distribution from the plan will be determined in accordance with uniform factors established by the company and communicated to participants. The factors established by the company may be changed subsequently, but only if the change is not detrimental to participants whose elections have been approved by the company and the change applies uniformly to all participants.
     Each participant’s election shall be subject to approval by the company, and no election shall take effect until the company has approved the election. The company reserves the right to accept or reject lump sum elections. The company also reserves the right to require that participants who elect lump sum distributions provide all documentation, requested by the company, including elections and releases in the form approved by the company.
     The provisions of this Supplement A form a part of the plan and shall supersede any conflicting provisions of the plan.
SUPPLEMENT B
To
BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
Provisions To Comply With Section 409A Of The Internal Revenue Code
     On and after October 1, 2008, the plan will be operated in accordance with Section 409A of the Internal Revenue Code, including the following provisions.
     1. Distributions
     (a) Amounts payable under the Plan may not be distributed earlier than:
(i)	a participant’s separation from service, as determined by regulations adopted by the Secretary of Treasury,

(ii)	a participant’s death,

(iii)	a participant’s “disability,” which means that either the participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, or the participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company, or

(iv)	a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the

Company, as defined in regulations adopted by the Secretary of Treasury.
     (b) Special Rules For Public Companies. In the case of any specified employee (as defined below), the requirement of subparagraph (a)(i) above is met only if distributions may not be made before the date which is 6 months after the date of separation from service (or, if earlier, the date of death of the specified employee). For purposes of the preceding sentence, a specified employee is a key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of a corporation any stock in which is publicly traded on an established securities market or otherwise. Any payments which are delayed on account of the first sentence of this paragraph will be paid in full within 30 days after the end of the 6 month period described in the first sentence.
     2. No Acceleration Of Benefits.
          The Plan does not permit the acceleration of the time or schedule of any payment under the Plan, except with regard to a Change of Control (see paragraph 1, above) and except as provided by paragraph 8 below. The definition of a Change of Control for Plan purposes will at all times comply with the requirements of Code Section 409A and the regulations thereunder.
     3. Deferral Elections By Participants.
     (a) In General. The requirements of this paragraph are met if the Plan allows for deferral elections and if the requirements of subparagraphs (b) and (c) are met.
     (b) Initial Deferral Decision.
(i)	In General. Compensation for services performed during a taxable year may be deferred at the participant’s election only if the Plan provides for such elections and only if the election to defer such compensation is made not later than the close of the preceding taxable year or at such other time as provided in regulations.

(ii)	First Year Of Eligibility. In the case of the first year in which a Participant becomes eligible to participate in the Plan, such election may be made with respect to services to be performed subsequent to the election within 30 days after the date the participant becomes eligible to participate in such Plan.

(iii)	Performance-Based Compensation. In the case of any performance-based compensation based on services performed over a period of at least 12 months, such election may be made no later than 6 months before the end of the period.

     (c) Changes In Time And Form Of Distribution. If the Plan permits a subsequent election to provide for a delay in a payment or a change in the form of payments, then:
(i)	such election may not take effect until at least 12 months after the date on which the election is made,

(ii)	in the case of an election related to a payment not on account of death, the first payment with respect to which such election is made be deferred for a period of not less than 5 years from the date such payment would otherwise have been made, and

(iii)	if permitted by the Plan, any election related to a payment at a specified time may not be made less than 12 months prior to the date of the first scheduled payment under such paragraph.
     4. Offshore Property In A Trust.
          In the case of assets set aside (directly or indirectly) in a trust (or other arrangement determined by the Secretary of Treasury) for purposes of paying deferred compensation under a nonqualified deferred compensation plan, for purposes of Section 83 of the Code such assets shall be treated as property transferred in connection with the performance of services, whether or not such assets are available to satisfy claims of general creditors, if either of the following applies:
     (a) at the time of the set aside, such assets (or such trust or other arrangement) are located outside of the United States, or
     (b) at the time transferred, such assets (or such trust or other arrangement) are subsequently transferred outside of the United States.
     This paragraph shall not apply to assets located in a foreign jurisdiction if substantially all of the services to which the nonqualified deferred compensation relates are performed in such jurisdiction.
     5. If Assets Are Restricted For Plan Payments Only, After A Change In Employer’s Financial Health.
          In the case of compensation deferred under a nonqualified deferred compensation plan, there is a transfer of property within the meaning of Section 83 of the Code with respect to such compensation as of the earlier of:
     (a) the date on which the Plan first provides that assets will become restricted to the provision of benefits under the Plan in connection with a change in the Company’s financial health, or
     (b) the date on which assets are so restricted, whether or not such assets are available to satisfy claims of general creditors.

     6. Plan Funding During A Restricted Period For A Defined Benefit Pension Plan.
     (a) In general if:
(i)	during any restricted period with respect to a single-employer defined benefit plan, assets are set aside or reserved (directly or indirectly) in a trust (or other arrangement as determined by the Secretary) or transferred to such a trust or other arrangement for purposes of paying deferred compensation of an applicable covered employee (as defined below) under a nonqualified deferred compensation plan of the Company or member of a controlled group which includes the Company, or

(ii)	a nonqualified deferred compensation plan of the Company or member of a controlled group which includes the Company provides that assets will become restricted to the provision of benefits under the Plan in connection with such restricted period (or other similar financial measure determined by the Secretary) with respect to the defined benefit plan, or assets are so restricted, such assets shall, for purposes of section 83, be treated as property transferred in connection with the performance of services whether or not such assets are available to satisfy claims of general creditors. Clause (i) shall not apply with respect to any assets which are so set aside before the restricted period with respect to the defined benefit plan.
     (b) Restricted Period. For purposes of this section, the term “restricted period” means, with respect to any plan described in subparagraph (a):
(i)	any period during which the plan is in at-risk status (as defined in Code Section 430(i));

(ii)	any period the Company is a debtor in a case under title 11, United States Code, or similar Federal or State law, and

(iii)	the 12-month period beginning on the date which is 6 months before the termination date of the plan if, as of the termination date, the plan is not sufficient for benefit liabilities (within the meaning of section 4041 of the Employee Retirement Income Security Act of 1974).
     (c) Special Rule For Payment Of Taxes On Deferred Compensation Included In Income. If an employer provides directly or indirectly for the payment of any Federal, State, or local income taxes with respect to any compensation required to be included in gross income by reason of this paragraph:

(i)	interest shall be imposed under Code Section 409A(a)(1)(B)(i)(I) on the amount of such payment in the same manner as if such payment was part of the deferred compensation to which it relates,

(ii)	such payment shall be taken into account in determining the amount of the additional tax under Code Section 409A(a)(1)(B)(i)(II) in the same manner as if such payment was part of the deferred compensation to which it relates, and

(iii)	no deduction shall be allowed under this title with respect to such payment.
     (d) Other Definitions. For purposes of this section:
(i)	Applicable Covered Employee. The term “applicable covered employee” means any:
                    (1) covered employee of the Company,
                    (2) covered employee of a member of a controlled group which includes the Company, and
                    (3) former employee who was a covered employee at the time of termination of employment with the Company or a member of a controlled group which includes the Company.
     (e) Covered Employee. The term “covered employee” means an individual described in Code Section 162(m)(3) or an individual subject to the requirements of section 16(a) of the Securities Exchange Act of 1934.
     7. Income Inclusion For Offshore Trusts, Company’s Financial Health and Restricted Period.
          For each taxable year that assets are treated as transferred as provided above in paragraph 4, 5 or 6 and such assets remain set aside in a trust or other arrangement, any increase in value in, or earnings with respect to, such assets shall be treated as an additional transfer of property (to the extent not previously included in income).
     8. Transition Elections By Participants During 2008.
          Notwithstanding any contrary provision of the plan or this supplement, participants may make transition distribution elections during 2008 with respect to benefits payable in later years, consistent with IRS final regulations and applicable guidance under Section 409A of the Code.
     9. Effective Date Of This Supplement.
          November 5, 2008.

     10. Subject to IRS Guidance and Regulations.
          The provisions of this Supplement shall be interpreted consistently with IRS guidance and regulations promulgated under Section 409A of the Code.
*     *     *
     IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the company this 5th day of November, 2008

VOYAGER LEARNING COMPANY

By:	/s/ Todd W. Buchardt

Todd W. Buchardt
Its: General Counsel

THIRD AMENDMENT
OF
BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated Effective as of June 1, 1992)
          WHEREAS, Bell & Howell Company (the “company”) maintains Bell & Howell Company Supplemental Retirement Plan, as amended and restated effective as of June 1, 1992 (the “plan”); and
          WHEREAS, the plan has been amended previously and further amendment of the plan now is considered desirable;
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 9 of the plan, and pursuant to the authority delegated to the undersigned officer of the company by the Board of Directors of the company, the plan, as previously amended, be and is further amended in the following particulars:
          1. Effective December 31, 2000, by adding the following new sentence at the end of subsection 2.1 of the plan:
“Notwithstanding anything to the contrary herein, no employee who is not a participant in the plan on December 31, 2000 shall become a participant after that date.”

          2. Effective December 31, 2000, by adding the following new sentence at the end of subsection 4.1 of the plan:
“Notwithstanding anything to the contrary herein, no participant (except those participants listed in Appendix A) shall earn any credited service hereunder after December 31, 2000. In addition, no earnings shall be credited under the plan after December 31, 2000, except that those participants listed in Appendix A shall continue to be credited with earnings after such date.”
          3. Effective December 31, 2000, by adding the following new subsection 7.9 to the plan immediately after subsection 7.8 thereof:
     “7.9 Freezing of Plan
     The plan shall be frozen effective as of December 31, 2000. The benefits of participants in pay status on December 31, 2000 shall continue to be paid under the terms of this plan. The benefits of participants who have terminated employment with the company and all affiliates before December 31, 2000 will be paid under the terms of this plan. The benefits of active participants on December 31, 2000 that have accrued under the plan up to that date will be paid by the company pursuant to the terms of the Bell & Howell Company Executive Deferred Compensation Plan (effective January 1, 2001), except that the benefits of those participants listed in Appendix A shall be paid under the terms of this plan.”
          4. Effective January 1, 2001, by adding the following new subsection 8.10 to the plan immediately following subsection 8.9 thereof:
     “8.10 Special Change in Control Provision
     In the event of a Change in Control, the companies will immediately deposit with the trustee of the Bell & Howell Company Deferred Benefit Trust such amounts as are necessary to fully fund the benefits that would be payable under the plan to each participant as of the date of the Change in Control. For these purposes, Change in Control shall have the same meaning as in subsection 6.2, except that ‘50%’ shall be substituted for ‘20%’ in subparagraph 6.2 (i) and ‘50%’ shall be substituted for ‘75%’ in subparagraph 6.2 (iii).”

          IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the company this 21 day of December, 2000.

BELL & HOWELL COMPANY

By	/s/ [ILLEGIBLE]
Its Chairman and Chief Executive Officer

APPENDIX A
Johansson, Nils
Roemer, James P.
Gozzo, Frank
Graver, Pat
Fay, William

A-1

SECOND AMENDMENT
OF
BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
(As amended and restated effective as of June 1, 1992)
          WHEREAS, Bell & Howell Operating Company (the “company”) maintains BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN, as amended and restated effective as of June 1, 1992 (the “plan”); and
          WHEREAS, the plan has been amended previously and further amendment of the plan now is considered desirable;
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 9 of the plan, and pursuant to the authority delegated to the undersigned officer of the company by the Board of Directors of the company, the plan as amended, be and is further amended, effective as of January 1, 1996, in the following particulars:
          1. By substituting the following for the second sentence of subsection 2.1 of the plan:
“Each other employee of the companies will become a participant in the plan on the first day of any calendar month, if he then meets both of the following requirements:
(a)	He is a Tier I or Tier II employee (as defined in subsection 2.2 below); and

(b)	If he is eligible to participate in the profit sharing plan, he must elect to participate in the profit sharing plan.”

          2. By substituting the following for subparagraph 2.2(a) of the plan:
“(a) A ‘Tier I employee’ means—
(i)	a corporate officer of Bell & Howell Operating Company who is both at the level of Vice President or above and designated by Bell & Howell Operating Company as a Tier I employee; and

(ii)	a President of a subsidiary of Bell & Howell Operating Company who is designated by Bell & Howell Operating Company as a Tier I employee.”
          3. By substituting the following for that portion of subsection 5.1 that precedes subparagraph (a) thereof:
“5.1. Retirement as a Tier I Employee. Subject to the conditions and limitations of the plan, if a participant retires or is retired on his normal retirement date, or is retired on a disability retirement date, and then is a Tier I employee, and has had at least five full calendar years of plan participation as a Tier I employee, the participant will be entitled to monthly supplemental retirement income for life (commencing, in the case of disability retirement, on the date provided in subsection 7.2), in an amount equal to:”
          4. By substituting the following sentence for the first sentence of subsection 6.1 of the plan:
“Except as provided in subsection 6.2, if a participant voluntarily terminates employment with the company and all affiliates other than by retirement, or if such employment is terminated for cause, no benefits will be payable under the plan to, or with respect to, such participant.”
          5. By substituting the following for subsection 6.2 of the plan:

“6.2. Deferred Vested Benefit. A participant will be entitled to a deferred vested benefit if the participant meets any one of the following requirements:
(a)	if before a participant has attained age 60, but after he has been an employee for at least ten full calendar years, or after he has been a participant in the plan for at least five full calendar years, the participant’s employment with the company and all affiliates is involuntarily terminated for a reason other than for cause; or

(b)	the participant is covered by a hiring agreement and his employment with the company and all affiliates terminates at any time under circumstances entitling the participant to payments under such hiring agreement; or

(c)	if before a participant has attained age 60, but after he has been an employee for at least ten full calendar years, at least five of which were as a participant in the plan, the participant voluntarily terminates employment with the company and all affiliates; or

(d)	if a participant is involuntarily terminated within one year of a ‘Change of Control,’ as defined below.
A participant described above will be entitled to a deferred monthly supplemental retirement income for life (commencing as provided in subsection 7.3) of an amount determined in accordance with Section 5 as if the participant’s employment termination date (or the date of expiration of severance benefits, if later) or the date of the Change of Control, if applicable, were his normal retirement date, but based on the participant’s final average earnings and credited service as at his employment termination date (or the date of expiration of severance benefits, if later) or the date of the Change of Control, if applicable (with service and earnings modified, in the case of participants with hiring agreements, as provided in subsection 3.4). A ‘Change of Control’ shall mean the occurrence of any of the following events, as a result of one transaction or a series of transactions:

(i) any ‘person’ (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding Bell & Howell Company (‘Parent’) and any qualified or non-qualified plan maintained by Parent) becomes the ‘beneficial owner’ (as defined in Rule 13d-3 promulgated under such Act), directly or indirectly, of securities of Parent representing more than 20% of the combined voting power of Parent’s then outstanding securities;
(ii) individuals who constitute a majority of the Board of Directors of Parent immediately prior to a contested election for positions on the Board cease to constitute a majority as a result of such contested election;
(iii) Parent is combined (by merger, share exchange, consolidation, or otherwise) with another corporation and as a result of such combination, less than 75% of the outstanding securities of the surviving or resulting corporation are owned in the aggregate by the former shareholders of Parent; or
(iv) Parent sells, leases, or otherwise transfers all or substantially all of its properties or assets to another person or entity.”
          6. By adding the following two new sentences as the final two sentences of subsection 7.1 of the plan:
“In lieu of receiving the monthly supplemental retirement income described in the next preceding sentence, and subject to subsection 7.4, a participant who is determined to have retired before attaining age 60 may elect to receive a monthly supplemental retirement income, payable for life, beginning on the last day of any calendar month following the calendar month in which the participant attains age 55 years. The amount of monthly supplemental retirement income payable to a participant as described in the immediately preceding sentence shall be reduced by .417% for each month that the payment commencement date precedes the last day of the calendar month next following the calendar month in which the participant would have attained age 60.”

          7. By adding the following two new sentences as the final two sentences of subsection 7.2 of the plan:
“In lieu of receiving the monthly supplemental retirement income described in the preceding sentence, and subject to subsection 7.4, a participant whose benefit under the Bell & Howell Company Long-Term Disability Plan ceases before the participant’s age 60 may elect to receive a monthly supplemental retirement income, payable for life, beginning on the last day of any calendar month following the later of the calendar month in which the participant’s long-term disability benefits cease and the calendar month following the calendar month in which the participant attains age 55 years. The amount of monthly supplemental retirement income payable to a participant as described in the immediately preceding sentence shall be reduced by .417% for each month that the payment commencement date precedes the last day of the calendar month next following the calendar month in which the participant would have attained age 60.”
          8. By adding the following two new sentences as the final two sentences of subsection 7.3 of the plan:
“In lieu of receiving the monthly supplemental retirement income described in the next preceding sentence, and subject to subsection 7.4, a participant who qualifies for a deferred supplemental retirement income under subsection 6.2 may elect to receive a monthly supplemental retirement income, payable for life, beginning on the last day of any calendar month following the calendar month in which the participant attains age 55 years. The amount of monthly supplemental retirement income payable to a participant as described in the immediately preceding sentence shall be reduced by .417% for each month that the payment commencement date precedes the last day of the calendar month next following the calendar month in which the participant would have attained age 60.”
          9. By deleting the word “two” from the third sentence of subsection 7.5 of the plan and by adding the following two new sentences as the final two sentences of subsection 7.5 of the plan:
“In lieu of the monthly benefit described in the next preceding two sentences, the participant’s beneficiary may elect to receive a benefit, payable for life, beginning on the last day of any calendar month following the calendar month in which the participant would have attained age 55 years. The amount of benefit payable to a beneficiary as described in the immediately preceding sentence shall be reduced by .417% for each month that the payment commencement date precedes the last day of the calendar month next following the calendar month in which the participant would have attained age 60.”
          IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the company this 27th day of December, 1995.

BELL & HOWELL OPERATING COMPANY
By	/s/ [ILLEGIBLE]
Its Chairman and Chief Executive Officer

FIRST AMENDMENT
OF
BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
(As amended and restated effective as of June 1, 1992)
          WHEREAS, Bell & Howell Operating Company (the “company”) maintains BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN, as amended and restated effective as of June 1, 1992 (the “plan”); and
          WHEREAS, amendment of the plan now is considered desirable;
          NOW, THEREFORE, by virtue and in exercise of the power reserved to the company under Section 9 of the plan, and pursuant to the authority delegated to the undersigned officer of the company by the Board of Directors of the company, the plan be and is amended, effective as of January 1, 1994 (unless otherwise specified), in the following particulars:
          1. By substituting the following sentences for the first sentence of subsection 1.1 of the plan, effective as of November 16, 1995:
“Bell & Howell Company Supplemental Retirement Plan (the ‘plan’) was established by Bell & Howell Company effective January 4, 1976 (the ‘effective date’). Bell & Howell Company became known as Bell & Howell Operating Company on November 16, 1995. All references in the plan to the ‘company’ mean Bell & Howell Company prior to November 16, 1995 and Bell & Howell Operating Company on and after November 16, 1995.”

          2. By substituting “Bell & Howell Operating Company” for “Bell & Howell Company” where the latter reference appears in subsection 1.2 of the plan, effective as of November 16, 1995.
          3. By substituting the following for subsections 4.3 and 4.4 of the plan:
“4.3. Earnings. A participant’s ‘earnings’ for any period means his base pay plus any management incentive bonus paid during that period as reported on Form W-2, but only up to 150% of full achievement and excluding bonuses paid under any long-term bonus program. If the participant elects to retire prior to the end of any calendar year, the participant’s base pay for that year for purposes of determining his earnings shall be calculated as if the participant had remained in employment with the companies through the end of the calendar year.
4.4. Final Average Earnings. A participant’s final average earnings’ means the average of his earnings for the highest four calendar years out of the last six calendar years of his credited service. If the participant accrued credited service over fewer than six calendar years, his final average earnings means the average of his earnings for the highest four calendar years of his credited service. Such average is computed by dividing the total of the participant’s earnings for the applicable four-year period by 4, or by the number of years during his calendar years of credited service for which he had earnings, if less than 4.”
          4. By substituting the following for subparagraphs 5.1(b)(i) and 5.2(b)(i) of the plan, respectively:
“(i)	a percentage of the participant’s primary social security benefit, which percentage shall be based on the participant’s age at retirement as follows:

Attained	Percentage of
Age at Retirement	Primary Social Security Benefit
55 - 60	70%
61	76%
62	82%
63	88%
64	94%
65	100%”
          5. By substituting the following for subparagraph 5.1(b)(iii) of the plan:
“(iii)	the monthly amount of retirement income that could be provided for the participant, by use of the participant’s other Bell & Howell retirement plan accumulation, on a life annuity basis commencing on the same date his supplemental retirement income is to commence.”
          6. By adding the following new subsection 5.3 to the plan immediately following subsection 5.2 thereof:
“5.3. Accrual of Supplemental Retirement Income. The amount of any increase in a participant’s supplemental retirement income attributable to a particular plan year will accrue entirely on the last day of that plan year, or such earlier date during that plan year in which his employment with the company and all affiliates terminates.”
          7. By substituting the following for subparagraph 6.2(a) of the plan:
“(a)	if before a participant has attained age 60, but after he has been a plan participant for at least five full calendar years, the participant’s employment with the company and all affiliates is involuntarily terminated for a reason other than for cause; or”

          8. By deleting the parenthetical “(or actual employment termination date, if applicable)” wherever it appears in subsection 7.5 of the plan.
          9. By adding the following new subsections 8.8 and 8.9 to the plan immediately following subsection 8.7 thereof:
“8.8. Review of Benefit Determinations. The plan administrator will provide notice in writing to any participant, beneficiary or other person whose claim for benefits under the plan is denied and the plan administrator shall afford such participant, beneficiary or other person a full and fair review of the plan administrator’s decision, if so requested.
8.9. Decision of Plan Administrator Final. Subject to applicable law, any interpretation of the provisions of the plan and any decision on any matter within the discretion of the plan administrator made by the plan administrator in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the plan administrator shall make such adjustment on account thereof as the plan administrator considers equitable and practicable.”
          10. By substituting the following for that portion of the first sentence of Section 9 that immediately precedes subparagraph (a) thereof:
“While the company expects to continue the plan, it must necessary reserve and reserves the right to amend the plan from time to time or to terminate the plan at any time, in accordance with the procedures set forth in subsection 8.7 and subject to the following:”

          IN WITNESS WHEREOF, the undersigned has executed this amendment on behalf of the company this 27th day of December, 1995.

BELL & HOWELL OPERATING COMPANY
By	/s/ [ILLEGIBLE]
Its Chairman and Chief Executive Officer

BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated Effective as of June 1, 1992)
McDermott, Will & Emery

TABLE OF CONTENTS

SECTION 1	1
Introduction	1
The Plan, The New Effective Date	1
Purpose	1
Plan Year	1
Plan Administration	1
Unfunded Nature of the Plan	1
Gender and Number	2

SECTION 2	3
Eligibility and Participation	3
Eligibility	3
Tier I and Tier II Employees	3
Participation	3

SECTION 3	4
Retirement Dates	4
Normal Retirement Date	4
Disability Retirement Date	4
Employment Termination Date	4
Special Rules Applicable to Participants with Special Hiring Agreements	4

SECTION 4	6
Bases of Benefits	6
General	6
Credited Service	6
Earnings	8
Final Average Earnings	8
Profit Sharing Plan Employer Account	8
Other Bell & Howell Retirement Plan Accumulation	8
Primary Social Security Benefits	8

SECTION 5	10
Supplemental Retirement Income	10
Retirement as a Tier I Employee	10
Retirement Other Than as a Tier I Employee	10

SECTION 6	12
Termination Before Retirement	12
No Benefits Payable	12
Deferred Vested Benefit	12

SECTION 7	13
Payment of Supplemental Retirement Income	13
Normal Retirement	13
Disability Retirement	13

-i-

Termination Before Retirement	13
Optional Form of Payment	13
Pre-Retirement Death Benefits	14
Small Amounts	15
Actuarially Equivalent Benefits, Benefit Offset	15
Beneficiary	15

SECTION 8	16
General Provisions	16
Interests Not Transferable	16
Controlling Law	16
Successor to the Company	16
Reemployment	16
Facility of Payment	16
Employment Rights	16
Action by the Company	16

SECTION 9	17
Amendment and Termination	17

-ii-

BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN
(As Amended and Restated Effective as of June 1, 1992)
SECTION 1
Introduction
1.1. The Plan, The New Effective Date. BELL & HOWELL COMPANY SUPPLEMENTAL RETIREMENT PLAN (the “plan”), was established by BELL & HOWELL COMPANY, an Illinois corporation (the “company”), effective January 4, 1976 (the “effective date”). The plan was previously amended and restated effective as of January 1, 1985. The following provisions, subject to subsequent amendments, constitute an amendment and restatement of the plan effective as of June 1, 1992 (the “new effective date”).
1.2. Purpose. The purpose of the plan is to provide retirement benefits for eligible corporate officers and other employees of the company and of any of the company’s subsidiaries participating in the plan (referred to collectively with Bell & Howell Company as the “companies”), to supplement Social Security benefits and benefits provided for them by Bell & Howell Profit Sharing Retirement Plan (the “profit sharing plan”) and by any other retirement plan maintained by any of the companies.
1.3. Plan Year. The plan is administered on the basis of a plan year (the “plan year”) beginning each January 1 and ending on the next following December 31.
1.4. Plan Administration. The plan is administered by the company (the “plan administrator”). The plan administrator may adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the provisions of the plan. The plan administrator also may allocate or delegate to any person such of the powers, rights and duties reserved to the plan administrator as it may consider necessary or desirable to properly carry out plan administration.
1.5. Unfunded Nature of the Plan. The plan is intended to constitute an unfunded plan within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), with benefits paid from the general assets of the companies. The plan constitutes a mere promise by the companies to pay benefits in the future. The company has established a trust named the “Bell & Howell Deferred Benefit Trust” and may establish an additional trust or trusts to pay benefits under the plan, but a participant or beneficiary does not and will have no rights in the assets of such trust(s), and such trust(s) are and will be subject to the claims of the companies’ general creditors. The companies are and will be the owner and beneficiary of any trust(s) established under this subsection 1.5.
1.6. Gender and Number. Where the context admits, words in the masculine gender will include the feminine and neuter genders, the plural will include the singular and the singular will include the plural.

SECTION 2
Eligibility and Participation
2.1. Eligibility. Each employee of the companies who was a participant in the plan immediately prior to the new effective date will continue as a participant in the plan on and after that date, subject to the conditions and limitations of the plan. Each other employee of the companies will become a participant in the plan on the new effective date, or on the first day of any subsequent calendar month, if he then meets all of the following requirements:
(a)	He has attained 40 years of age;

(b)	He is a Tier I or Tier II employee (as defined below); and

(c)	If he is eligible to participate in the profit sharing plan, he must elect to participate in the profit sharing plan.
2.2. Tier I and Tier II Employees. For purposes of the plan:
(a)	A “Tier I employee” means a corporate officer of Bell & Howell Company who is at the level of Vice President or above.

(b)	A “Tier II employee” means an employee of the companies at executive salary grade level 35 or above.
2.3. Participation. A participant in the plan will continue as such until the later to occur of his termination of employment with the company and all corporations, partnerships, trades or businesses treated as a part of a “controlled group” of which the company is a member, under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended (“the Code”) (each an “affiliate”), or the distribution of all benefits, if any, to which he is entitled under the plan. However, a participant’s right to accrue benefits under the plan is subject to the provisions of subsections 4.2 and 4.4 as well as Section 9.

SECTION 3
Retirement Dates
3.1. Normal Retirement Date. A participant’s “normal retirement date” will be the date on which the participant retires or is retired from the employ of the company and all affiliates. A participant leaving the employ of the company and all affiliates after attaining age 60 years and for reasons other than disability or termination for cause will be presumed to have retired. The company will in its discretion determine whether any participant leaving the company voluntarily before age 60 and for a reason other than disability has retired.
3.2. Disability Retirement Date. A participant’s “disability retirement date” will be the date on which the participant is retired from the employ of the company and all affiliates because of disability. A participant will be considered to have incurred a “disability” for purposes of the plan if the disability qualifies him for long-term disability benefits under the Bell & Howell Company Long-Term Disability Plan (or would qualify the participant for such benefits if the participant had enrolled in that plan).
3.3. Employment Termination Date. A participant’s “employment termination date” means one of the following dates that applies in the participant’s case:
(a)	the participant’s normal retirement date or disability retirement date if he retires under the plan on either such date;

(b)	the date of the participant’s termination of employment with the company and all affiliates, if such termination occurs other than by retirement under the plan and for a reason other than the participant’s death; or

(c)	the date the participant’s employment with the company and all affiliates terminates because of the participant’s death.
3.4. Special Rules Applicable to Participants with Special Hiring Agreements. Certain participants in the plan are also covered by special hiring agreements. Such agreements may contain special provisions concerning the applicable participant’s treatment for purposes of accruing benefits under this plan and may provide that during a specified period, the applicable participant will be treated as if he continued to accrue additional benefits under this plan, based on an assumed service period and compensation during that period as described in each agreement.

SECTION 4
Bases of Benefits
4.1. General. Benefits payable under the plan with respect to a participant will be based on the participant’s credited service, final average earnings, profit sharing plan employer account, other Bell & Howell retirement plan accumulation, and primary social security benefit, as defined below.
4.2. Credited Service. For purposes of the plan, a participant’s “credited service” means the sum of the following, rounded down to the nearest whole number of years of credited service):
(a)	the participant’s last continuous period of employment with the company and any of its affiliates during the period of eighteen consecutive calendar months ending immediately prior to the date the participant last became a participant in the profit sharing plan;

(b)	the participant’s last continuous period of participation in the profit sharing plan, but excluding:
(i)	any portion thereof during which the participant voluntarily discontinued mandatory contributions otherwise required of him under the profit sharing plan (or the equivalent of such contributions under the Bell & Howell Company Replacement Benefit Plan, if applicable);

(ii)	any portion thereof commencing after the date the participant last became a participant in this plan and during which he continued as an employee of the company or any affiliate thereof but ceased to be either a Tier I or Tier II employee; provided however, the Chief Executive Officer of the company may, in his discretion, provide, by writing filed with the plan administrator, that this clause (ii) will apply only in part, or not at all, with respect to any one or more participants;

(iii)	any portion thereof commencing after the date the participant last became a participant in this plan which is specified by the company in writing prior to the beginning of such portion of his last continuous period of participation in the profit sharing plan; and

(iv)	any portion thereof commencing after the participant’s employment termination date (as a result of separation from service, long-term disability or for any other reason);
(c)	any period during which the participant is ineligible to participate in the profit sharing plan, but which constitutes credited service under one or more other qualified or nonqualified plans maintained by the company in order to provide retirement income benefits for eligible employees; provided, however, that any period during which a participant earns credited service under more than one such plan will be counted only once for purposes of this subparagraph 4.2(c);

(d)	the period during which the participant is deemed to have continued employment with the company and any of its affiliates beyond his actual employment termination date pursuant to a hiring agreement in effect with respect to the participant; and

(e)	such other period or periods of employment with the company and its affiliates (and any predecessor thereto) as are designated as “credited service” by the company in writing.
Notwithstanding the foregoing, the portion of a participant’s credited service attributable to employment and participation in the profit sharing plan prior to the new effective date will not, in the case of a participant in this plan immediately prior to the new effective date, be less than such portion determined under the terms of this plan as in effect immediately prior to the new effective date.

4.3. Earnings. A participant’s “earnings” for any period means his base pay plus any management incentive bonus paid during that period as reported on Form W-2.
4.4. Final Average Earnings. A participant’s “final average earnings” means the average of his earnings for the highest three calendar years out of the last six calendar years of his credited service. If the participant accrued credited service over fewer than six calendar years, his final average earnings means the average of his earnings for the highest three calendar years of his credited service. Such average is computed by dividing the total of the participant’s earnings for the applicable three year period by 3, or by the number of years during his calendar years of credited service for which he had earnings, if less than 3.
4.5. Profit Sharing Plan Employer Account. A participant’s “profit sharing plan employer account” means his total account balances in the profit sharing plan and the Bell & Howell Company Replacement Benefit Plan as of his employment termination date (or his actual employment termination date, if applicable), exclusive of that portion that is attributable to the participant’s voluntary and mandatory contributions to the profit sharing plan and the Bell & Howell Company Replacement Benefit Plan.
4.6. Other Bell & Howell Retirement Plan Accumulation. A participant’s “other Bell & Howell retirement plan accumulation” means the sum of the lump sum actuarially equivalent values of any employer provided retirement income benefits he is entitled to receive on or after his employment termination date (or actual employment termination date, if applicable) under one or more qualified or nonqualified retirement plans to which the company or any of its affiliates has made contributions on the participant’s behalf.
4.7. Primary Social Security Benefits. A participant’s “primary social security benefit” means the Primary Insurance Amount that would be payable to the participant on the date he attains age 65 years under the Social Security Act as in effect on such date; provided, however, that if the participant’s employment termination date (or actual employment termination date, if applicable) occurs before he is eligible to receive Social Security benefits, it will be assumed in determining the participant’s primary social security benefit that the participant will not receive any compensation after his employment termination date (or his actual employment termination date, if applicable) which would be treated as “wages” for purposes of the Social Security Act. A participant’s primary social security benefit will be deducted in accordance with Section 5 even though the participant may not be receiving or may not be eligible to receive Social Security benefits because of failure to apply for them, entry into covered employment, or otherwise.

SECTION 5
Supplemental Retirement Income
5.1. Retirement as a Tier I Employee. Subject to the conditions and limitations of the plan, if a participant retires or is retired on his normal retirement date, or is retired on a disability retirement date, and then is a Tier I employee, the participant will be entitled to a monthly supplemental retirement income for life (commencing, in the case of disability retirement, on the date provided in subsection 7.2), in an amount equal to:
(a)	2.5 percent of the participant’s final average earnings multiplied by the participant’s years of credited service (up to a maximum of 20 years of credited service) reduced by

(b)	the sum of
(i)	70 percent of the participant’s primary social security benefit,

(ii)	the monthly amount of retirement income that could be provided for the participant, by use of his profit sharing plan employer account, on a life annuity basis commencing on the same date the participant’s supplemental retirement income is to commence, and

(iii)	the monthly amount of retirement income that could be provided for the participant, by use of the participant’s other Bell & Howell retirement plan accumulation, on a life annuity basis commencing at age 60, or if later, on the same date his supplemental retirement income is to commence.
Subject to subsection 7.7, for purposes of determining the monthly amount of retirement income under subparagraphs (b)(ii) and (b)(iii) above, a factor based on the PBGC immediate and deferred interest rates will be used.
5.2. Retirement Other Than as a Tier I Employee. Subject to the conditions and limitations of the plan, if a participant retires or is retired on his normal retirement date, or is retired on a disability retirement date, and is not then a

Tier I employee, he will be entitled to a monthly supplemental retirement income for life (commencing, in the case of disability retirement, on the date provided in subsection 7.2), in an amount equal to:
(a)	the sum of
(i)	2 percent of the participant’s final average earnings multiplied by the participant’s years of credited service (up to a maximum of 10 years of credited service) plus

(ii)	1.5 percent of the participant’s final average earnings multiplied by the participant’s years of credited service in excess of 10 years (up to a maximum of 20 additional years of credited service) reduced by
(b)	the sum of
(i)	70% of the participant’s primary social security benefit,

(ii)	the monthly amount of retirement income that could be provided for him by use of his profit sharing plan employer account on a life annuity basis commencing on the same date his supplemental retirement income is to commence, and

(iii)	the monthly amount of retirement income that could be provided for him, by use of his other Bell & Howell retirement plan accumulation, on a life annuity basis commencing on the same date his supplemental retirement income is to commence.
Subject to subsection 7.7, for purposes of determining the monthly amount of retirement income under subparagraphs (b)(ii) and (b)(ii) above, a factor based on the PBGC immediate and deferred interest rates will be used.

SECTION 6
Termination Before Retirement
6.1. No Benefits Payable. If a participant voluntarily terminates employment with the company and all affiliates other than by retirement, or if such employment is terminated for cause, no benefits will be payable under the plan to, or with respect to, such participant. A participant’s employment with the company and all affiliates will be considered to have been terminated “for cause” if such employment is terminated because of proven dishonesty, gross misconduct or insubordination, fraud, embezzlement or conviction of a felony arising in the course of the participant’s employment with the company or any affiliates, or the wrongful disclosure or divulgence of any confidential data or information relating to the company or any affiliate.
6.2. Deferred Vested Benefit. A participant will be entitled to a deferred vested benefit if the participant meets the requirements of (a) or (b) below:
(a)	if before a participant has attained age 60, but on or after the last day of the third plan year following the plan year in which he commenced employment with the companies, the participant’s employment with the company and all affiliates is involuntarily terminated for a reason other than for cause; or

(b)	the participant is covered by a hiring agreement and his employment with the company and all affiliates terminates at any time under circumstances entitling the participant to payments under such hiring agreement.
A participant described above will be entitled to a deferred monthly supplemental retirement income for life (commencing as provided in subsection 7.3) of an amount determined in accordance with Section 5 as if the participant’s employment termination date (or the date of expiration of severance benefits, if later) were his normal retirement date, but based on the participant’s final average earnings and credited service as at his employment termination date (or the date of expiration of severance benefits, if later) (with service and earnings modified, in the case of participants with hiring agreements, as provided in subsection 3.4).

SECTION 7
Payment of Supplemental Retirement Income
7.1. Normal Retirement. Subject to the provisions of subsection 7.4, if a participant retires or is retired on his normal retirement date, the participant’s monthly supplemental retirement income will be paid to him for life, with the first payment due on the last day of the calendar month next following the calendar month in which the participant’s normal retirement date occurs, and with the final payment due on the last day of the calendar month in which the participant’s death occurs. However, if a participant is determined to have retired before attaining age 60, the first payment of the participant’s monthly supplemental retirement income will be due on the last day of the calendar month next following the calendar month in which the participant attained age 60.
7.2. Disability Retirement. Subject to the provisions of subsection 7.4, if a participant is retired on a disability retirement date, his monthly supplemental retirement income will be paid to him for life, with the first payment due on the last day of the calendar month next following the later of the calendar month in which the participant attains age 60 or the calendar month in which the participant’s benefits under the Bell & Howell Company Long-Term Disability Plan cease, and with the final payment due on the last day of the calendar month in which the participant’s death occurs.
7.3. Termination Before Retirement. Subject to the provisions of subsection 7.4, if a participant’s employment termination occurs other than by retirement under the plan, but he qualifies for a deferred supplemental retirement income under subsection 6.2, the participant’s monthly supplemental retirement income will be paid to him for life, with the first payment due on the last day of the calendar month next following the calendar month in which he attains age 60 years, and with the final payment due on the last day of the calendar month in which his death occurs.
7.4. Optional Form of Payment. In lieu of the normal form and amount of monthly supplemental retirement income otherwise payable to him or her, a participant at any time prior to commencement of payment of his supplemental retirement income may elect payment in the form of the joint and survivor retirement benefit described below. However, a participant’s election will become effective at the time of commencement of payment of his supplemental retirement income only if the participant’s beneficiary is living at such time. The joint and survivor retirement benefit will be actuarially equivalent to the normal form and amount of monthly supplemental retirement income, and will consist of a smaller monthly supplemental retirement income payable to the participant during the participant’s lifetime and, if the beneficiary is living at the time of the participant’s death, with payment of one-half of that amount to the beneficiary for the balance of the beneficiary’s life. Subject to subsection 7.7, the actuarial equivalence of the joint and survivor retirement benefit will be determined using unisex table UP 84 with an interest rate of 9%.
7.5. Pre-Retirement Death Benefits. If a participant’s employment termination date (or actual employment termination date, if applicable) occurs because of death on or after he attains age 60 years, and his beneficiary then is living, a monthly benefit will be payable to the beneficiary for the balance of the beneficiary’s life equal to the same monthly amount that would have been payable to the participant’s beneficiary under subsection 7.4 if the participant had elected the joint and survivor retirement benefit provided thereunder with such beneficiary as joint annuitant, had retired under the plan and commenced receiving the reduced monthly supplemental retirement income payable under subsection 7.4 on the last day of the calendar month in which the participant’s death occurred, and had died immediately thereafter. With respect to any participant for whom a hiring agreement is in effect, pre-retirement death benefits will be payable under the next preceding sentence in the event of such participant’s death after age 60 years but prior to expiration of the number of months after the participant’s actual termination date equal to the Termination Factor, as described in the participant’s hiring agreement, if applicable. If a participant’s employment termination date (or actual employment termination date, if applicable) occurs because of death before he attains age 60, no benefit will be payable under this plan in respect of the participant, except as provided in the next following two sentences. If a participant’s employment termination date (or actual employment termination date, if applicable) occurs because of death before he attains age 60, and his beneficiary is living at the participant’s death, a monthly benefit will be payable to the beneficiary, with the first payment due on the last day of the calendar month next following the calendar month in which the participant would have attained age 60, and the last payment due on the last day of the calendar month in which the beneficiary dies. The monthly benefit payable pursuant to the next preceding sentence will be equal to one-half of the reduced monthly benefit that would have been payable to the participant if he had terminated employment under subsection 7.3 above on the date of death with a deferred supplemental retirement income under subsection 7.3, and had before death elected the optional form of payment under subsection 7.4.
7.6. Small Amounts. If the monthly amount payable under the plan to a participant or to the beneficiary of a deceased participant is less than $100.00 then, notwithstanding any other provisions of the plan, the plan administrator in its discretion may combine such person’s monthly payments and make payment thereof on a quarterly, semiannual or annual basis. With respect to participants or their beneficiaries whose payments under the plan begin on or after November 1, 1992, if the lump sum actuarially equivalent value of the supplemental retirement benefit, survivor’s benefit under subsection 7.4, or pre-retirement death benefit payable under subsection 7.5 is less than $45,000, the plan administrator will make payment thereof in one lump sum.
7.7. Actuarially Equivalent Benefits, Benefit Offset. Actuarially equivalent benefits and the monthly amount of supplemental retirement income that could be provided for a participant on a life annuity basis with the participant’s profit sharing plan employer account or with the participant’s other Bell & Howell retirement plan accumulation will be determined on the basis of such reasonable actuarial tables, factors and assumptions as the plan administrator may adopt for these purposes and apply on a uniform basis. The plan administrator may change such actuarial tables, factors and assumptions from time to time in its sole discretion.
7.8. Beneficiary. A participant’s beneficiary under this plan means his spouse, if any, on the date of the participant’s death.

SECTION 8
General Provisions
8.1. Interests Not Transferable. Except as may be required by the tax withholding provisions of the laws of the United States or any state, the interests of participants and the beneficiaries of deceased participants are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered.
8.2. Controlling Law. To the extent not superseded by federal law, the laws of Illinois will be controlling in all matters relating to the plan.
8.3. Successor to the Company. The term “company” as used in the plan will include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company’s assets or otherwise.
8.4. Reemployment. If a participant or former participant is reemployed by the company after his employment termination date (or actual employment termination date, if applicable) then, unless and to the extent specified otherwise by the Board of Directors of the company, the participant will be treated as a new employee for all purposes of the plan.
8.5. Facility of Payment. Any amounts payable hereunder to any person under legal disability or who, in the judgment of the plan administrator, is unable to properly manage his affairs may be paid to the legal representative of such person or may be applied for the benefit of such person in any manner which the plan administrator may select.
8.6. Employment Rights. Establishment of the plan will not be construed to give any participant the right to be retained in the service of the company or of any affiliate, or to any benefits or payments not specifically provided by this plan.
8.7. Action by the Company. Any action required of or permitted by the company under the plan will be by resolution of its Board of Directors or any person or persons, or a committee, authorized by resolution of its Board of Directors.

SECTION 9
Amendment and Termination
While the company expects to continue the plan, it must necessarily reserve and reserves the right to amend the plan from time to time or to terminate the plan at any time, subject to the following:
(a)	no amendment may reduce the supplemental retirement income benefits a participant has accrued under the plan up to the date the amendment is made by the Board of Directors of the company but which had not become payable prior to that date, and no amendment may reduce any benefits which became payable under the plan to a participant or beneficiary prior to that date (whether or not payment of such benefits had commenced);

(b)	if the plan is terminated by the Board of Directors of the company:
(i)	the supplemental retirement income or other benefits which became payable to any participant or beneficiary prior to the date of termination of the plan (whether or not payment of such benefits had commenced) will continue to be paid by the company as if the plan as in effect immediately prior to the date of the termination of the plan had continued in effect thereafter; and

(ii)	the supplemental retirement income benefits a participant has accrued under the plan up to the date of termination of the plan but which had not become payable prior to that date will be paid by the company only if such participant subsequently qualifies for such benefits, assuming the plan as in effect immediately prior to the date of its termination had continued in effect thereafter, and any benefits which would have been payable to the beneficiary of a participant if the plan had not been terminated (but only with respect to the supplemental retirement income benefits the participant had accrued up to the date of the termination of the plan) will be paid by the company as if the plan had continued in effect thereafter; and
(c)	no amendment or termination of the plan will cause any reduction in the benefits accrued or deemed to have accrued at actual termination of employment on behalf of any participant with respect to whom a hiring agreement is in effect, as provided in subsection 3.4 above.
Reference above to retirement income payments a participant has accrued under the plan up to the date of an amendment to the plan or the termination of the plan, but which had not become payable prior to that date, means the monthly supplemental retirement income benefits, if any, such participant would be entitled to receive under the plan after his employment termination date, assuming that the plan as in effect immediately prior to the date of such amendment or termination of the plan had continued in effect, that the participant’s years of credited service up to the date of such amendment or termination of the plan will not increase and, consequently, that the participant’s final average earnings at his employment termination date (or actual employment termination date, if applicable) will equal his final average earnings as of the date of such amendment or termination of the plan.